Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and to the incorporation by reference therein of our report dated February 27, 2015, with respect to the consolidated financial statements of ReWalk Robotics Ltd. included in the Annual Report on Form 20-F of ReWalk Robotics Ltd. for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
December 4, 2015	A Member of EY Global